UNITED STATES
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Solitron Devices, Inc.
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Solitron Devices, Inc. Announces Regular Annual Cash Dividend Policy, Reiterates Commitment to Hold Annual Stockholder Meetings and Includes Copy of Letter Addressed To Stockholders of Record

WEST PALM BEACH, FL / ACCESSWIRE / July 21, 2015 / Solitron Devices, Inc. (OTCQB: SODI) (the "Company") today announced that its Board of Directors has adopted a regular annual cash dividend policy. The Company expects to declare regular annual cash dividends after the end of each fiscal year. The Company has paid a cash dividend after the end of the 2014 fiscal year and the 2015 fiscal year. The declaration of each future annual cash dividend will be subject to approval by the Company's Board of Directors and to meeting the requirements of all applicable laws. The Company also reiterates its commitment to hold annual stockholder meetings. The Company held annual stockholder meetings in 2013 and 2014 and will hold its 2015 annual stockholders' meeting on August 4, 2015.

The Company also released a copy of the letter below it is sending on July 22, 2015 to its stockholders of record accompanying their 2015 annual cash dividend checks.

July 22, 2015

Dear Stockholders:

It is our pleasure to deliver to you the enclosed check reflecting your annual cash dividend for the 2015 fiscal year based on the number of shares of common stock you owned as of the dividend record date. On May 29, 2015, the Board of Directors declared a cash dividend of $0.25 per share of common stock payable on or about July 22, 2015 to stockholders of record as of the close of business on June 29, 2015. Should you have any questions on the payment of the dividend, please do not hesitate to contact our transfer agent, Continental Stock Transfer & Trust Company, at 1-800-509-5586.

We are committed to enhancing and returning stockholder value while maintaining our status as a trusted company developing, designing, manufacturing and marketing solid-state semiconductor components and related devices primarily for the military and aerospace markets. This regular annual cash dividend payment is our second cash dividend since emerging from bankruptcy in 1993 and reflects an increase of $0.20 per share of common stock over the cash dividend of $0.05 per share paid last year on or about June 24, 2014. The declaration of future annual cash dividends will continue to be subject to approval by your Board of Directors and to meeting the requirements of all applicable laws.

Our 2015 annual stockholders' meeting is rapidly approaching and will be held on Tuesday, August 4, 2015. Your vote is especially important at this year's annual stockholders' meeting due to the proxy fight that has been launched against us. We believe our two director nominees, Sidney H. Kopperl and Douglas Reif, have the breadth of relevant and diverse qualifications, experience, integrity and commitment to serve on YOUR Board of Directors. Additionally, we would like to highlight that Mr. Reif has been a substantial STOCKHOLDER of Solitron since 2012 and was suggested to us by two STOCKHOLDERS with significant holdings.

We hope that we can count on you to vote the enclosed WHITE proxy card NOW in accordance with our recommendations and return your WHITE proxy card (in the enclosed envelope) or by following the provided instructions to vote online or over the telephone.

We look forward to seeing you at the 2015 annual stockholders' meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: Regan & Associates, Inc., toll free at 1-800-737-3426. Once again, we thank you for your past and continued support.

Sincerely,

Solitron Devices, Inc.

/s/ Shevach Saraf	/s/ Dwight Aubrey	/s/ John F. Chiste
Shevach Saraf	Dwight Aubrey	John F. Chiste

/s/ Jacob Davis	/s/ Sidney H. Kopperl
Jacob Davis	Sidney H. Kopperl

3301 Electronics Way· West Palm Beach, Florida 33407-4697 • Telephone: (561) 848-4311 • Fax: (561) 881-5652

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Solitron has filed a definitive proxy statement and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting of Stockholders. SOLITRON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Solitron, its directors, executive officer, and other employees may be deemed to be participants in the solicitation of proxies from Solitron stockholders in connection with the matters to be considered at Solitron's 2015 Annual Meeting of Stockholders. Information about Solitron's directors and executive officer is available in Solitron's definitive proxy statement for its 2015 Annual Meeting of Stockholders. To the extent holdings of Solitron's securities by such directors or executive officer have changed since the amounts set forth in Solitron's definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Solitron with the SEC free of charge at the SEC's website at www.sec.gov. Copies will also be available free of charge at Solitron's website atwww.solitrondevices.com.

About Solitron Devices, Inc.

Solitron Devices, Inc., a Delaware corporation, designs, develops, manufactures and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets. The Company manufactures a large variety of bipolar and metal oxide semiconductor ("MOS") power transistors, power and control hybrids, junction and power MOS field effect transistors ("Power MOSFETS"), field effect transistors and other related products. Most of the Company's products are custom made pursuant to contracts with customers whose end products are sold to the United States government. Other products, such as Joint Army/Navy transistors, diodes and Standard Military Drawings voltage regulators, are sold as standard or catalog items. The Company was incorporated under the laws of the State of New York in March 1959, and reincorporated under the laws of the State of Delaware in August 1987.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Solitron Devices, Inc. that involve risks and uncertainties that could materially affect actual results, including statements regarding the timing and payment of the cash dividend and our ability to consummate repurchases under the stock repurchase program. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) the Company's ability to declare regular annual cash dividends in the future; (2) changes in our stock price, corporate or other market conditions; (3) the loss of, or reduction of business from, substantial clients; (4) our dependence on government contracts, which are subject to termination, price renegotiations and regulatory compliance; (5) changes in government policy or economic conditions; (6) increased competition; (7) the uncertainty of current economic conditions, domestically and globally; (8) environmental regulations; and (9) other factors contained in the Company's Securities and Exchange Commission filings, including its Form 10-K, 10-Q and 8-K reports.

CONTACT: SHEVACH SARAF
(561) 848-4311

SOURCE: Solitron Devices, Inc.

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